UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2014

Enzo Biochem, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 6, 2014, Enzo Biochem, Inc. (the “Company” or “Enzo”) issued a press release reporting that, in connection with the favorable November 2012 jury finding of direct infringement damages of Enzo patents by Life Technologies, a Federal Court Judge awarded the Company prejudgment interest of approximately $12.4 million, bringing the total award to in excess of $61 million. A copy of the press release, which is attached as Exhibit 99.1 to this Current Report, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Enzo Biochem, Inc., dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: January 6, 2014	By:	/s/ Barry W. Weiner
Barry W. Weiner
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Enzo Biochem, Inc., dated January 6, 2014.